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                          INVESTMENT ADVISORY AGREEMENT

                  This Agreement, made as of this 30th day of April, 1997, by and between Voyageur Insured Funds, Inc., a Minnesota corporation (the "Company"), on behalf of each Fund represented by a series of shares of common stock of the Fund that adopts this Agreement (each a "Fund" and, collectively, the "Funds") (the Funds, together with the date each Fund adopts this Agreement, are set forth in Exhibit A hereto, which shall be updated from time to time to reflect additions, deletions or other changes thereto), and Voyageur Fund Managers, Inc., a Minnesota corporation ("Adviser").

                                   WITNESSETH

         WHEREAS, the Company has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and engages in the business of providing investment management services;

         WHEREAS, Adviser's indirect parent company completed as of the date of this Agreement a merger transaction (the "Merger") which resulted in a change in control of Adviser and assignment (as defined under the 1940 Act) and an automatic termination of the investment advisory agreement that was in effect between Adviser and the Company at the time of the Merger; and

         WHEREAS, the Board of Directors (the "Board of Directors") of the Company and the shareholders of the Company have determined that the Company should enter into a new investment advisory agreement with Adviser to be effective upon consummation of the Merger;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

             1.             INVESTMENT ADVISORY SERVICES.

                   (1)              The Company hereby engages Adviser on behalf
                            of the Funds, and Adviser hereby agrees to act, as investment adviser for, and to manage the investment of the assets of, the Funds.

                   (2)              The investment of the assets of each Fund
                            shall at all times be subject to the applicable provisions of the Articles of Incorporation, the Bylaws, the Registration Statement, and the current Prospectus and the Statement of Additional Information, if any, of the Company and each Fund and shall conform to the policies and purposes of each Fund as set forth in such documents and as interpreted from time to time by the Board of Directors of the Company. Within the framework of the investment policies of each Fund, and subject to such other limitations and directions as the Board of Directors may from time to time prescribe, Adviser shall have the sole and exclusive responsibility for the management of each Fund's assets and the making and execution of all investment decisions for each Fund, except as set forth in the following paragraph. Adviser shall report to the Board of Directors regularly at such times and in such detail as the Board may from time to time determine appropriate, in order to permit the Board to determine the

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                           adherence of Adviser to the investment policies of
                           the Funds.

                   (3)              Adviser may, at its expense, select and
                            contract with one or more registered investment advisers ("Sub-Adviser") for any of the Funds to perform some or all of the services for such Funds. Such Sub-Adviser shall be responsible for executing orders for the purchase and sale of portfolio securities. Adviser will compensate any Sub-Adviser for its services to the Funds. Adviser may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected.

                   (4)              Adviser shall, at its own expense, furnish
                            all office facilities, equipment and personnel necessary to discharge its responsibilities and duties hereunder. Adviser shall arrange, if requested by the Company, for officers or employees of Adviser to serve without compensation from any Fund as directors, officers, or employees of the Company if duly elected to such positions by the shareholders or directors of the Company (as required by law).

                   (5)              Adviser hereby acknowledges that all records
                            pertaining to each Fund's investments are the property of the Company, and in the event that a transfer of investment advisory services to someone other than Adviser should ever occur, Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Company.

                   (6)              Subject to the primary objective of
                            obtaining the best available prices and execution, Adviser will place orders for the purchase and sale of portfolio securities with such broker/dealers who provide statistical, factual and financial information and services to the Funds, Adviser or to any other fund for which Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Funds or who sell shares of any other fund for which Adviser provides investment advisory services. Broker/dealers who sell shares of the funds of which Adviser is investment manager, shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

                   (7)              Notwithstanding the provisions of
                            subparagraph (f) above, and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Company, Adviser may ask the Funds and the Funds may agree to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in

                                       -2-

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                            such instances where it and Adviser have determined
                            in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or Adviser's overall responsibilities with respect to the Funds and to other funds and other advisory accounts for which Adviser exercises investment discretion.

                  2.        COMPENSATION FOR SERVICES.

                           In payment for the investment advisory and management
services to be rendered by Adviser hereunder, each Fund shall pay to Adviser a monthly fee, which fee shall be paid to Adviser not later than the fifth business day of the month following the month in which said services were rendered. The monthly fee payable by each Fund shall be as set forth in Exhibit A hereto, which may be updated from time to time to reflect amendments, if any, to Exhibit A. The monthly fee payable by each Fund shall be based on the average of the net asset values of all of the issued and outstanding shares of the Fund as determined as of the close of each business day of the month pursuant to the Articles of Incorporation, Bylaws, and currently effective Prospectus and Statement of Additional Information of the Company and the Fund. For purposes of calculating each Fund's average daily net assets, as such term is used in this Agreement, each Fund's net assets shall equal its total assets minus (a) its total liabilities and (b) its net orders receivable from dealers.

                  3.        ALLOCATION OF EXPENSES.

                   (1)              In addition to the fee described in Section
                            2 hereof, each Fund shall pay all its costs and expenses which are not assumed by Adviser. These Fund expenses include, by way of example, but not by way of limitation, all expenses incurred in the operation of the Fund and any public offering of its shares, including, among others, Rule 12b-1 plan of distribution fees (if any), interest, taxes, brokerage fees and commissions, fees of the directors who are not employees of Adviser or the principal underwriter of the Fund's shares (the "Underwriter"), or any of their affiliates, expenses of directors' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of redemption of shares, expenses of issue and sale of shares (to the extent not borne by the Underwriter under its agreement with the
                            Fund), expenses of printing and mailing stock certificates representing shares of the Fund, association membership dues, charges of custodians, transfer agents, dividend disbursing agents, accounting services agents, investor servicing agents, and bookkeeping, auditing, and legal expenses. Each Fund will also pay the fees and bear the expense of registering and maintaining the registration of the Fund and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to shareholders.


                                       -3-

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                   (2)              The Underwriter shall bear all advertising
                            and promotional expenses in connection with the distribution of each Fund's shares, including paying for prospectuses for new shareholders, except as provided in the following sentence. No Fund shall use any of its assets to finance costs incurred in connection with the distribution of its shares except pursuant to a Plan of Distribution, if any, adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (as amended, the "1940 Act").

                  4.       FREEDOM TO DEAL WITH THIRD PARTIES.

                           Adviser shall be free to render services to others
similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

                  5.       REPORTS TO DIRECTORS OF THE FUND.

                           Appropriate officers of Adviser shall provide the
directors of the Company with such information as is required by any plan of distribution adopted by the Company on behalf of any Fund pursuant to Rule 12b-1 under the 1940 Act.

                  6.       STANDARD OF CARE.

                           In the absence of willful misfeasance, bad faith,
gross negligence or a reckless disregard of the performance of duties of the Adviser to the Funds, the Adviser shall not be subject to liabilities to the Funds or to any shareholders of the Funds for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

                  7.       EFFECTIVE DATE, DURATION AND TERMINATION OF
                           AGREEMENT.

                      (1)        The effective date of this Agreement with
                           respect to each Fund shall be the date set forth on Exhibit A hereto.

                      (2)        Unless sooner terminated as hereinafter
                           provided, this Agreement shall continue in effect with respect to each Fund for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the applicable Fund, and (ii) by the vote of a majority of the directors of the Company who are not parties to this Agreement or "interested persons," as defined in the 1940 Act, of Adviser or of the Company cast in person at a meeting called for the purpose of voting on such approval.

                      (3)        This Agreement may be terminated with respect
                           to any Fund

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                           at any time, without the payment of any penalty, by
                           the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of such Fund, or by Adviser, upon 60 days' written notice to the other party.

                      (4)        This agreement shall terminate automatically in
                           the event of its "assignment" (as defined in the 1940
                           Act).

                      (5)        No amendment to this Agreement shall be
                           effective with respect to any Fund until approved by the vote of: (i) a majority of the directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of Adviser or of the Company cast in person at a meeting called for the purpose of voting on such approval; and (ii) a majority of the outstanding voting securities of the applicable Fund.

                      (6)        Wherever referred to in this Agreement, the
                           vote or approval of the holders of a majority of the outstanding voting securities or shares of a Fund shall mean the lesser of (i) the vote of 67% or more of the voting securities of such Fund present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of such Fund.

                  8.       NOTICES.
                           --------

                  Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         IN WITNESS WHEREOF, the Company and Adviser have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                            VOYAGEUR INSURED FUNDS, INC.

                            By: /s/ George M. Chamberlain
                                --------------------------
                            Its: Senior Vice President
                                --------------------------

                            VOYAGEUR FUND MANAGERS, INC.

                            By: /s/ Wayne A. Stork
                                ---------------------------------------------
                            Its: Chairman, President, Chief Executive Officer
                                ---------------------------------------------


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


                                    Exhibit A
                                       to
                          Investment Advisory Agreement
                                     between
                          Voyageur Fund Managers, Inc.
                                       and
                          Voyageur Insured Funds, Inc.

                                                                                                  EQUIVALENT
                                                                       MONTHLY                       ANNUAL
                                                                    ADVISORY FEE                  ADVISORY FEE
                                                                  (as % of average              (as % of average
            FUND                     EFFECTIVE DATE               daily net assets)             daily net assets)
            ----                     --------------               -----------------             -----------------
Series A - Voyageur
Minnesota Insured                      May 1, 1997                    0.50%/12                        0.50%
Fund
Series B - Voyageur
Arizona Insured Tax                    May 1, 1997                    0.50%/12                        0.50%
Free Fund



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